       As filed with the Securities and Exchange Commission on May 17, 1999

                                                       Registration No. 33-89460
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                STB SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                   TEXAS                                    76-1855896
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)


           3400 WATERVIEW PARKWAY
            RICHARDSON, TEXAS                                 75080
 (Address of Principal Executive Offices)                   (Zip Code)



                          1995 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                 WILLIAM E. OGLE
                             CHIEF EXECUTIVE OFFICER
                                STB SYSTEMS, INC.
                             3400 WATERVIEW PARKWAY
                             RICHARDSON, TEXAS 75080
                                 (972) 234-8750
 (Name, address and telephone number, including area code, of agent for service)



                                 WITH COPIES TO:

                               JOHN MCKNIGHT, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000

================================================================================

                                STB SYSTEMS, INC.

                Deregistration of Unissued Shares of Common Stock

         Pursuant to its Registration Statement on Form S-8 and Post Effective Amendment No. 1 to such Registration Statement (No. 33-89460) (the "Registration Statement"), STB Systems, Inc., a Texas corporation (the "Company"), registered an aggregate of 2,700,000 shares of its common stock, $.01 par value per share, (as adjusted for a three-for-two stock split on July 17, 1997 and a three-for-two stock split on February 20, 1998) (the "Common Stock"), for issuance under the Company's 1995 Long Term Incentive Plan.

         This Post-Effective Amendment No. 2 is being filed solely for the purpose of removing from registration 2,292,841 shares of Common Stock relating to the shares that were registered but not issued as of May 12, 1999, the effective date of the merger of the Company with and into 3Dfx Interactive, Inc. Accordingly, the Company hereby removes from registration such 2,292,841 shares of Common Stock.





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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on May 12, 1999.

                                      STB Systems, Inc.


                                      By: /s/ WILLIAM E. OGLE
                                          -------------------------------------
                                          William E. Ogle,
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURES                                 TITLE                               DATE
                ----------                                 -----                               ----


         /s/ WILLIAM E. OGLE                      Chief Executive Officer and                May 12, 1999
--------------------------------------------      Chairman of the Board (Principal
             William E. Ogle                      Executive Officer)

                   *                              Executive Vice President, Chief            May 12, 1999
--------------------------------------------      Operating Officer, Assistant
           Randall D. Eisenbach                   Secretary and Director


                   *                              Chief Financial Officer, Vice              May 12, 1999
--------------------------------------------      President of Strategic Marketing
             James L. Hopkins                     and Director (Principal Financial
                                                  Officer)


                   *                              Vice President of Administration           May 12, 1999
--------------------------------------------      General Counsel, Secretary and
              Bryan F. Keyes                      Treasurer


          /s/ T. GREG DEWITT                      Director of Accounting                     May 12, 1999
--------------------------------------------      (Principal Accounting Officer)
              T. Greg Dewitt


                   *                              Vice President of Sales and                May 12, 1999
--------------------------------------------      Marketing and Director
              J. Shane Long



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

                SIGNATURES                                 TITLE                               DATE
                ----------                                 -----                               ----


                    *                             Director                                  May 12, 1999
--------------------------------------------
              James J. Byrne

                    *                             Director                                   May 12, 1999
--------------------------------------------
              Dennis G. Sabo

                    *                             Director                                   May 12, 1999
--------------------------------------------
              Lawrence E. Wesneski




*By:     /s/ WILLIAM E. OGLE
--------------------------------------------
             William E. Ogle,
             Attorney-in-Fact


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